NORTH VALLEY BANCORP
                     880 East Cypress Avenue
                    Redding, California 96002


                                   August 18, 1998
 VIA EDGAR

 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

     Re:  North Valley Bancorp - Direct Transmission of
           Form S-8 Registration Statement

 Ladies and Gentlemen:

     On behalf of North Valley Bancorp (the "Company"), and in connection with the registration of 306,300 shares of Common Stock of the Company under the North Valley Bancorp 1998 Employee Stock Incentive Plan, transmitted for filing with the Securities and Exchange Commission (the "Commission") through the Commission's electronic filing system ("EDGAR"), is the Company's registration statement on Form S-8, together with all exhibits.

     Payment of the registration fee in the amount of $2,924.90 was remitted by wire transfer to the Commission's lockbox account (No. 910-8739) at Mellon Bank in Pittsburgh,
 Pennsylvania on August 17, 1998. The Mellon Bank was instructed to note that the Company's CIK number is 0000353191, and that the payment related to the above-referenced Registration
 Statement.

     Should you have any questions concerning this filing, please call the undersigned at (530) 221-8400.

                                Very truly yours,


                                /s/ Martin R. Sorensen
                                President & C.E.O.
 Encs.

 cc: Nasdaq National Market
     J.M. Wells, Jr., Esq. w/encs.
           Jonathan D. Joseph, Esq. w/encs.

     As filed with the Securities and Exchange Commission on August 18, 1998.
                                                  Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 Form S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                           NORTH VALLEY BANCORP
          (Exact name of registrant as specified in its charter)

               California                             94-2751350
     ______________________________         ______________________________
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)             Identification No.)

         880 East Cypress Avenue
           Redding, California                          96002
     ______________________________         ______________________________
          (Address of Principal                       (Zip Code)
           Executive Offices)


          NORTH VALLEY BANCORP 1998 EMPLOYEE STOCK INCENTIVE PLAN
                         (Full title of the plan)


           Martin R. Sorensen                          Copy to:
President and Chief Executive Officer           JONATHAN D. JOSEPH, ESQ.
          North Valley Bancorp              Pillsbury Madison & Sutro LLP
         880 East Cypress Avenue                    P.O. Box 7880
        Redding, California 96002             San Francisco, CA 94120
             (530) 221-8400                         (415) 983-1000
     ______________________________         ______________________________
      (Name, address and telephone           (Counsel to the Registrant)
      number, including area code,
          of agent for service)


Title of Securities To
Be Registered.............Common Stock

Amount To Be
Registered(1).............306,300 shares

Proposed Maximum
Offering Price Per
Share(2).................. $32.37

Proposed Maximum
Aggregate Offering
Price(2).................. $ 9,914,931

Amount of Registration
Fee(3).................... $ 2,924.90


    (1) 306,300 shares are being registered pursuant to the North Valley Bancorp 1998 Employee Stock Incentive Plan.
    (2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market System on August 14, 1998.
    (3) The registration fee has been calculated pursuant to Rule 457(h) of the Securities Act of 1933.
                             _________________
     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.


                            PART I
      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

 Item 1.  Plan Information.*

 Item 2.  Registrant Information and Employee Plan Annual
           Information.*

 *   Information required by Part I to be contained in the
      Section 10(a) prospectus is omitted from the Registration
      Statement in accordance with Rule 428 under the Securities
      Act of 1933 and the Note to Part I of Form S-8.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.  Incorporation of Certain Documents by Reference.

          The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

          (3)  The information with regard to the
      Registrant's capital stock contained in a registration statement filed with the Commission pursuant to section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

          In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

 Item 4.  Description of Securities.

          Not applicable.

 Item 5.  Interests of Named Experts and Counsel.

          Not applicable.

 Item 6.  Indemnification of Directors and Officers.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

     Article Fifth of the Company's Amended and Restated
 Articles of Incorporation provides for indemnification of directors and officers of the Company to the extent permitted by
 Section 317(b) and (c) of the California Corporations Code and for the advancement of expenses to directors and officers of the Company in all circumstances in which such advancement is permitted by Section 317(f) of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Company and its shareholders. In addition, Article Fifth authorizes the Company to indemnify agents (as defined in Section 317 of the California Corporations Code), through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, to the fullest extent permissible under California law. Article Fifth also authorizes the Company to provide insurance for agents in accordance with and subject to the provisions of Section 317(i) of the California Corporations Code. The foregoing discussion is qualified in its entirety by reference to the Company's Amended and Restated Articles of Incorporation, filed as exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1998.

     Section 47 of the Company's By-laws, as amended, provides for mandatory indemnification of directors and officers in excess of indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Company and its shareholders and subject further to any express prohibitions in Section 317 of the California Corporations Code or any determination by a court of competent jurisdiction that any indemnification provided under Section 47 of the By-laws is unlawful. Section 47 of the Company's By-laws, as amended, provides for indemnification of employees and agents, subject to the terms of any agreement between the Company and such person, to the fullest extent permitted by California law and the Company's Articles of Incorporation. Section 47 of the Company's By-laws, as amended, also provides that the Company shall maintain insurance (to the extent reasonably available) to protect itself and any director, officer, employee or agent against any expense, liability or loss and allows the Company to enter into indemnity agreements with any director, officer, employee or agent providing for indemnification to the fullest extent permissible under the law and the Company's Articles of Incorporation. The foregoing discussion is qualified in its entirety by reference to the Company's By-laws, as amended, filed as exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1998.

     The Company maintains a directors and officers liability insurance policy that indemnifies the Company's directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

     In addition, the Company has entered into separate indem-nification agreements with all of its directors and executive officers that require the Company, among other things, (i) to maintain, under certain circumstances, directors' and officers' insurance in favor of such individuals, (ii) to mandatorily indemnify them against certain liabilities that may arise by reason of their status or service as agents of the Company to the fullest extent permitted by California law and to advance expenses under certain circumstances, and (iii) upon a Change in Control, as defined in the indemnification agreement, to obtain an irrevocable letter of credit in an appropriate amount not less than $1 million to secure its obligations under the indemnification agreement, as set forth therein. The foregoing discussion is qualified in its entirety by reference to the Form of Indemnification Agreement filed as exhibit 10 to the Company's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1998.

 Item 7.  Exemption from Registration Claimed.

          Not applicable.

 Item 8.  Exhibits.

          See Index to Exhibits.

 Item 9.  Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by
           section 10(a)(3) of the Securities Act of 1933;

               (ii)  To reflect in the prospectus any facts
           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Regis-tration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii)  To include any material information
           with respect to the plan of distribution not previously disclosed in the Registration State-ment or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and
      (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
      Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further under-takes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securi-ties and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redding, State of California, on August 17, 1998.

                                     NORTH VALLEY BANCORP



                                  By  /s/ Martin R. Sorensen
                                      Martin R. Sorensen
                                          President and
                                     Chief Executive Officer


                        POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin R. Sorensen and Sharon L. Benson, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Regis-tration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


 Signature                       Title                         Date

/s/  Martin R. Sorensen      President, Chief Executive      August 17, 1998
Martin R. Sorensen           Officer (Principal Executive
                             Officer) and Director

/s/ Sharon L. Benson         Senior Vice President and       August 17, 1998
Sharon L. Benson             Chief Financial Officer
                             (Principal Financial Officer
                             and Principal Accounting
                             Officer)

/s/ Rudy V. Balma            Chairman of the Board           August 17, 1998
Rudy V. Balma

/s/  William W. Cox          Director                        August 17, 1998
William W. Cox

/s/ Dan W. Ghidinelli        Director                        August 17, 1998
Dan W. Ghidinelli

/s/ Thomas J. Ludden         Director                        August 17, 1998
Thomas J. Ludden

/s/ Kelly V. Pierce          Director                        August 17, 1998
Kelly V. Pierce

/s/  Douglas M. Treadway     Director                        August 17, 1998
Douglas M. Treadway

/s/  J. M. Wells, Jr.        Director/Secretary              August 17, 1998
J. M. ("Mike") Wells, Jr.



                           INDEX TO EXHIBITS



 Exhibit
 Number     Exhibit

 5.1        Opinion regarding legality of
            securities to be offered.

 23.1       Consent of
            Independent Auditors.

 23.2       Consent of Pillsbury Madison &
            Sutro LLP (included in Exhibit 5.1).

 24.1       Power of Attorney (see page 7).

 99.1       North Valley Bancorp 1998 Employee Stock Incentive
            Plan.